New York– January 2006
Director of Investor Relations
Maryann  T. Seaman
(312) 861-6414 Chicago
(281) 591-4080 Houston maryann.seaman@fmcti.com
Presenter:
William H. Schumann Senior Vice President and CFO
Exhibit 99.1

2 FMC Technologies (FTI) 2004 Sales $2.8B Food Tech $0.5B Airport Systems $0.3B Energy Production Systems $1.5B Energy Processing Systems $0.5B Market Capitalization $3.2B Energy Systems

Subsea Production Systems Growth
0%
5%
10%
15%
20%
25%
30%
35%
40%
45%
50%
2001 2002 2003 2004 2005 3Q
YTD
FTI Market Share
Global Subsea Tree Orders*
0
200
400
600
800
1,000
1,200
2001 2002 2003 2004 2005 3Q
YTD
FTI Subsea Sales
0
500
1,000
1,500
2,000
2,500
3,000
2001 2002 2003 2004 2005F 2006F
$M
Global Subsea Production Market Spend*
Awards
Base Forecast
High Forecast
Awards
Units
$M
0
100
200
300
400
500
600
2001 2002 2003 2004 2005F 2006F
*Source:  Quest Offshore Resources Inc. November 2005

Other Energy Systems Businesses Taking Off
All
Other
Surface
Production
Loading
Fluid
Control
Metering
2004 Revenue
Other Energy Businesses Operating Profit
$807M
Material
Handling
Excludes Sonatrach Project
Revenue of $149M
2001 2002 2003 2004 YTD 3Q
2005
With Sonatrach Without Sonatrach

Sonatrach Contract Nearing Completion
• Awarded in late 2002 to SOFEC subsidiary
• Scope of contract with Sonatrach – offshore Algeria
– E&C contract for design and installation of offshore loading buoys, on and offshore piping and pumping stations
– 5 buoys at 3 locations – Bejaia, Arzew and Skikda
• Have had several delays/cost increase
• Completed two tanker loadings and other acceptance testing at
Bejaia
– Customer acceptance received
• All equipment is in place at Arzew and Skikda site
– Expected commissioning and tanker loading at Arzew site in 4Q
– Work ongoing at Skikda
• Pursuing claims against Sonatrach related to costs incurred from customer caused work stoppages and scope changes

Energy Systems Backlog and Operating Profit
Growth Create Solid Platform for 2006
0
20
40
60
80
100
120
140
2001 2002 2003 2004 YTD Q3
2005
0
200
400
600
800
1,000
1,200
1,400
1,600
1,800
2001 2002 2003 2004 Q3 2005
$M
$M
Operating profits of $98.5M and $70.7M for 2004 and
2005 YTD, respectively, include Sonatrach project losses
of $21.4M and $54.9M
Energy Systems Operating Profit Energy Systems Backlog
Subsea All Other Energy System
Operating Profit Sonatrach Project Loss

2006 Priorities for the Use of Cash
• Internal Growth Initiatives
– Capacity Expansions
– Enhanced Oil Recovery
• Subsea Processing
• Light Well Intervention
• Through Tube Drilling
• Acquisitions
• Share Repurchase

Global Subsea Tree Installations*
FTI Manufacturing Capacity
0
50
100
150
200
250
300
2004 2005 2006
Airport
Energy
Processing
Energy
Production
Systems
FoodTech
FTI Plans Capacity Increase to Meet Tree Demand
$90 - $100
Capital Spending Projections for 2006
0
100
200
300
400
500

2004 2005 2006 2007
*Source:  Quest Offshore Resources Inc. November 2005

9 Subsea Processing Light Well Intervention Enhanced Oil Recovery Through Tube Drilling